Exhibit 99.1

Dream Finders Homes Releases Investor Relations Presentation

Jacksonville, Fla. – June 17, 2022 — Dream Finders Homes, Inc. (the “Company”, “Dream Finders” or “DFH”) (NASDAQ: DFH), one of the nation’s fastest-growing companies, announced today the release of its investor presentation accessible directly via the Company’s Investor Relations Website at https://investors.dreamfindershomes.com/news-events/events-and-presentations.
About Dream Finders Homes, Inc.
Dream Finders Homes (NASDAQ: DFH) is based in Jacksonville, FL, and is one of the nation’s fastest-growing companies, with industry-leading returns on shareholders’ equity. Dream Finders Homes builds single-family homes in Florida, Texas, North Carolina, South Carolina, Georgia, Colorado, Virginia, Maryland, and the DC Metro area. Through its mortgage and title joint ventures, DFH also provides mortgage financing and title services to its homebuyers. Dream Finders Homes achieves its industry-leading growth and returns by maintaining an asset-light homebuilding model. For more information, please visit www.dreamfindershomes.com.

Investor Contact: investors@dreamfindershomes.com
Media Contact: mediainquiries@dreamfindershomes.com

Anabel Fernandez – Chief Financial Officer
Andrew Brown – Treasurer